Exhibit 99.1

pdvWireless Reports Second Quarter Results

WOODLAND PARK, NJ – November 7, 2017 – pdvWireless, Inc. (NASDAQ: PDVW), a wireless communications carrier focused on utilizing its spectrum assets to develop and offer next generation network and mobile communication solutions to critical infrastructure and enterprise customers, reported today its second quarter results for the period ended September 30, 2017.

Financial Results

Revenue for the Company’s second fiscal quarter ended September 30, 2017 was $1.5 million compared with $1.1 million in the same period of the prior year.

The net loss for the Company’s second fiscal quarter was ($8.2 million), or ($0.57) per share, versus a net loss of ($7.8 million), or ($0.54) per share, for the similar period of the prior year.

Revenue for the six months ended September 30, 2017 was $3.0 million compared with $2.2 million for the same period of the prior year.

The net loss for the six months ended September 30, 2017 was ($16.1 million), or ($1.12) per share, versus a net loss of ($17.9 million), or ($1.24) per share, for the similar period of the prior year.

The Company’s revenue for the three and six months ended September 30, 2017 continued to principally represent its historical software-as-a-service (“SaaS”) business. The increases in revenue for those periods, however, in comparison to the revenue for the same periods of the prior year, were primarily from its DispatchPlusTM business.

Cost of revenue for the three months and six months ended September 30, 2017 was $1.9 million and $3.6 million respectively, an increase of approximately 10% over each of the prior fiscal year’s comparable periods. The increased cost for both the three and six month periods primarily reflect the greater costs to maintain and operate the Company’s DispatchPlus networks.

Total operating expenses of $7.3 million for the three months ended September 30, 2017 remained relatively flat versus the similar quarter of the prior year. Reduced general and administrative expenses were mostly offset by increased sales and support costs.

Total operating expenses of $14.4 million for the six months ended September 30, 2017 decreased by $2.4 million, or 14%, from the prior year period. The decrease reflects lower general and administrative costs, which decreased by $3.3 million, partially offset by higher sales and support costs. The lower G&A costs were mainly the result of the increased costs in the prior year period associated with the FirstNet bid.

Adjusted EBITDA for the second quarter ended September 30, 2017 was negative ($5.6 million) versus negative ($6.2 million) for the similar period of the prior year. Adjusted EBITDA for the six months ended September 30, 2017 was negative ($11.2 million) versus negative ($14.4 million) for the six months ended September 30, 2016.

As previously announced, the Federal Communications Commission (“FCC” or the “Commission”) issued a Notice of Inquiry (“NOI”) in August 2017, which seeks to examine whether rule changes are appropriate to increase access to spectrum, improve spectrum efficiency, and expand flexibility in the 900 MHz band. The Company filed its comments and reply comments to the NOI on October 2nd and November 1st, respectively.

John C. Pescatore, President and CEO of pdvWireless, commented, “We continue to strongly believe in the merits of the proposal we made to improve the efficiency and utility of the 900 MHz band.  We’ve worked diligently to address the FCC’s queries outlined in the NOI, and have made extensive outreach to address the concerns of those opposed. While we cannot speculate on how long it will take the Commission to review all items on the record, nor when a decision will be made, we continue to be guided by the Commission’s stated goals of promoting innovation, bringing new spectrum to market, fostering investment, encouraging further rural broadband deployment, and increasing the FCC’s speed in turning around matters on its docket.”

Morgan O’Brien, Vice Chairman of pdvWireless, commented, “We continue to have constructive discussions with interested parties with the hope of identifying a path forward that will enable us to put our licensed 900 MHz spectrum to its best and highest use while at the same time respecting the rights and operations of other licensees in the band. Our goal is to modernize the 900 MHz band, with the cornerstone of our proposal being the preservation of narrowband functionality for those who want it, while providing opportunities to improve spectrum efficiency and expand flexibility by enabling the use of newer, more spectrally efficient technologies such as LTE broadband. On the basis of the record before the Commission, PDV is optimistic that the FCC will conclude that it is now in a position to move forward with a Notice of Proposed Rulemaking.”

Strong Cash Position

The Company has a strong cash position, with $110.5 million in available cash as of September 30, 2017, a decrease of $13.5 million from March 31, 2017. The decrease reflects the Company’s continued development of its DispatchPlus business and investments in the pursuit of other business and spectrum initiatives.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, November 7, 2017, to discuss its second quarter fiscal year 2018 financial results and update investors on its strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 and using the conference code 778523. The earnings call will be available for replay until November 21, 2017 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier focused on utilizing its spectrum assets to develop and offer next generation network and mobile communication solutions to critical infrastructure and enterprise customers.  It is the largest holder of licensed nationwide spectrum in the 900 MHz band in the United States and is pursuing regulatory actions that seek to modernize a portion of the 900 MHz band to accommodate the future deployment of broadband technologies and services.  pdvWireless operates private push-to-talk (“PTT”) networks in major markets throughout the United States and, by combining its PTT services with its patented and industry-validated SaaS technology, is improving team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless’ mobile workforce applications increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless' Chairman, Brian McAuley, and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and successfully developing regulatory driven spectrum initiatives to address the unmet wireless communications needs of businesses. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, depreciation – cost of revenue, interest income (expense)-net, other income (expense)-net, income taxes and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation from, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. This non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the regulatory status and timing of the Company’s initiatives and related activities involving the FCC, the Company’s spectrum and other business initiatives and opportunities and the Company’s DispatchPlus business and its sales and marketing initiatives. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s spectrum initiatives and its related activities involving the FCC that the Company is pursuing with the goal of modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, including the potential future deployment of broadband and other advanced technologies and services, may not be successful on a timely basis or at all, and may require significant time and attention from its senior management team and the expenditure of significant resources; (ii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iii) the Company has a limited operating history with respect to its recently launched DispatchPlus business; (iv) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; (v) the Company’s indirect sales model may not be successful; (vi) the market for the Company’s DispatchPlus service may not prove to be as large as and/or it may be more difficult for the Company to obtain customers for its DispatchPlus service than it initially expected; (vii) the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and (viii) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 6, 2017, its Report on Form 10-Q for the  quarter ended June 30, 2017, filed with the SEC on August 8, 2017, and its Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 7, 2017. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:

Natasha Vecchiarelli Investor Relations Manager pdvWireless, Inc. 973-531-4397 ir@pdvwireless.com

pdvWireless, Inc.

Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three months ended		Six months ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating revenues	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Service revenue	$1,163	$885	$2,268	$1,651
Spectrum lease revenue	182	182	364	364
Other revenue	168	74	346	172
Total operating revenues	1,513	1,141	2,978	2,187
Cost of revenue
Sales and service	1,911	1,675	3,612	3,258
Gross loss	(398)	(534)	(634)	(1,071)
Operating expenses
General and administrative	4,995	5,477	9,876	13,222
Sales and support	1,703	1,220	3,390	2,436
Product development	628	622	1,180	1,195
Total operating expenses	7,326	7,319	14,446	16,853
Loss from operations	(7,724)	(7,853)	(15,080)	(17,924)
Interest expense	(1)	(1)	(1)	(3)
Interest income	184	26	297	48
Other income (expense)	(2)	(5)	(20)	(5)
Loss before income taxes	(7,543)	(7,833)	(14,804)	(17,884)
Income tax expense	656	—	1,305	—
Net loss	$(8,199)	$(7,833)	$(16,109)	$(17,884)
Net loss per common share basic and diluted	$(0.57)	$(0.54)	$(1.12)	$(1.24)
Weighted-average common shares used to compute basic and diluted net loss per share	14,447,499	14,383,224	14,442,769	14,379,366

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		Six months ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(8,199)	$(7,833)	$(16,109)	$(17,884)
Income tax expense	656	—	1,305	—
Interest income (expense) - net	(183)	(25)	(296)	(45)
Other income (expense) - net	2	5	20	5
Depreciation - Cost of revenue	654	505	1,254	948
Depreciation and amortization - Operating expenses	65	50	120	93
Stock-based compensation expense	1,426	1,074	2,515	2,439
Adjusted EBITDA	$(5,579)	$(6,224)	$(11,191)	$(14,444)

pdvWireless, Inc.

Consolidated Balance Sheets

(dollars in thousands, except for share data)

	September 30,	March 31,
	2017	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$110,543	$124,083
Accounts receivable, net of allowance for doubtful accounts of $59 and $53	713	636
Inventory	64	128
Prepaid expenses and other current assets	480	874
Total current assets	111,800	125,721
Property and equipment, net	14,111	14,509
Intangible assets	106,353	104,676
Capitalized patent costs, net	204	210
Other assets	471	370
Total assets	$232,939	$245,486
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,676	$3,399
Accounts payable - officers	38	36
Current portion of note payable	497	497
Deferred revenue	828	789
Total current liabilities	4,039	4,721
Noncurrent liabilities
Deferred revenue, net of current portion	4,640	5,033
Deferred income taxes	7,804	6,498
Other liabilities	1,940	1,338
Total liabilities	18,423	17,590
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at September 30, 2017 and March 31, 2017	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,435,255 shares issued and outstanding at September 30, 2017 and 14,358,564 shares issued and outstanding at March 31, 2017	1	1
Additional paid-in capital	333,295	330,566
Accumulated deficit	(118,780)	(102,671)
Total stockholders' equity	214,516	227,896
Total liabilities and stockholders' equity	$232,939	$245,486

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(dollars in thousands)

(Unaudited)

	Six months ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,109)	$(17,884)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,374	1,041
Non-cash compensation expense attributable to stock awards	2,515	2,439
Deferred income taxes	1,305	—
Bad debt expense	16	14
Loss on disposal of assets	26	—
Changes in operating assets and liabilities
Accounts receivable	(93)	(138)
Inventory	64	55
Prepaid expenses and other assets	294	91
Accounts payable and accrued expenses	(722)	(826)
Accounts payable - officers	2	(25)
Deferred revenue	(353)	(393)
Other liabilities	373	336
Net cash flows used by operating activities	(11,308)	(15,290)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(1,677)	(503)
Purchases of equipment	(769)	(710)
Payments for patent costs	—	(1)
Net cash used by investing activities	(2,446)	(1,214)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercise	214	—
Net cash provided from financing activities	214	—
Net change in cash and cash equivalents	(13,540)	(16,504)
CASH AND CASH EQUIVALENTS
Beginning of the period	124,083	153,463
End of the period	$110,543	$136,959